UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 31, 2014

ML BLUETREND FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-53794	26-2581977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center, 11th Floor
250 Vesey Street
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (609) 274-5838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)(1) ML BlueTrend FuturesAccess LLC (the “Registrant”), Merrill Lynch Alternative Investments LLC (“MLAI”) and BlueCrest Capital Management LLP (the “Original Trading Advisor”) are parties to an Amended and Restated Advisory Agreement dated as of January 25, 2010 as amended by an Amendment dated as of May 3, 2011 (the “Advisory Agreement”).  MLAI is the sponsor and manager of the Registrant.  Pursuant to the Advisory Agreement, the Original Trading Advisor has provided investment advisory services for the Registrant, and has directed the trading activities of the Registrant.

Effective as of July 1, 2014 the Original Trading Advisor was restructured from an English-incorporated limited liability partnership to a Guernsey-domiciled company, BlueCrest Capital Management Limited (the “New Trading Advisor”).

On July 31, 2014, with effect from July 1, 2014, the Registrant, MLAI, the Original Trading Advisor and the New Trading Advisor entered into a Novation and Amendment Agreement with respect to the Advisory Agreement (the “Amendment”).

(2)   The Amendment provides in part for the New Trading Advisor to become the trading advisor with respect to the Advisory Agreement in replacement of the Original Trading Advisor.  The New Trading Advisor entered into the Amendment solely in its capacity as general partner of BlueCrest Capital Management LP.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                      Description

10.1
Novation and Amendment Agreement dated as July 31, 2014 among BlueCrest Capital Management LLP, BlueCrest Capital Management Limited, ML BlueTrend FuturesAccess LLC, and Merrill Lynch Alternative Investments LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML BLUETREND FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC
Its:	Manager

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Title: Chief Financial Officer

Date:  August 6, 2014

ML BLUETREND FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibits

Exhibit 10.1
Novation and Amendment Agreement dated as July 31, 2014 among BlueCrest Capital Management LLP, BlueCrest Capital Management Limited, ML BlueTrend FuturesAccess LLC, and Merrill Lynch Alternative Investments LLC.